Exhibit B-6(b)



            MISSISSIPPI BUSINESS FINANCE CORPORATION

                              and

                 SYSTEM ENERGY RESOURCES, INC.,
               formerly Middle South Energy, Inc.






                         LOAN AGREEMENT





                  Dated as of October 15, 1998






           Relating to $216,000,000 Pollution Control
                    Revenue Refunding Bonds
            (System Energy Resources, Inc. Project)
                          Series 1998

     THIS LOAN AGREEMENT, dated as of October 15, 1998, by and between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the "Issuer"), authorized to exercise the powers conferred by Sections 57-10-201 et seq.,Mississippi Code of 1972, as amended and supplemented (the "Act"), and SYSTEM ENERGY RESOURCES, INC., formerly Middle South Energy, Inc., a corporation organized and existing under the laws of the State of Arkansas and qualified and doing business as a foreign corporation in the State of Mississippi (the "Company"), evidencing the agreement of the parties hereto.

     In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of the Issuer, or of the State of Mississippi or any political subdivision thereof but shall be payable solely out of the revenue and proceeds derived from this Agreement and the Notes (hereinafter defined) and the sale of the Bonds referred to herein).

                           ARTICLE I

                          DEFINITIONS

     SECTION 1.1. Definitions. "Additional Bonds", "Bond Fund", "Bondholder", "Bonds", "Code", "Government Obligations", "1954 Code", "Project", "Rebate Agreement" and "Trustee" have the same meanings given and assigned to such words in Article I of the Indenture (hereinafter defined).

Agreement

     "Agreement" means this Loan Agreement and any amendments and supplements hereto.

Event of Default

     "Event of Default" means any of the occurrences enumerated in Section 5.1 of this Agreement.

Indenture

     "Indenture"   means  the  Trust  Indenture,  dated   as   of
October 15, 1998, relating to the Bonds, between the Issuer and the Trustee pursuant to which the Bonds are authorized to be issued, and including any indenture supplemental thereto.

Loan

     "Loan" means the loan to be made by the Issuer to the Company of the proceeds (which shall be deemed to include the underwriting discount, if any, and original issue discount, if any) of the sale of the Bonds, exclusive of any accrued interest paid by the initial purchasers of the Bonds upon the delivery thereof.

Notes

     "Notes" means the non-negotiable promissory notes of the Company issued pursuant to Section 3.2 hereof, in the form set forth in Exhibit A hereto.

Series A Bonds

     "Series  A  Bonds"  means the $49,500,000 Claiborne  County,
Mississippi Adjustable/Fixed Rate Pollution Control Revenue Bonds
(Middle  South  Energy,  Inc. Project)  Series  A,  dated  as  of
December 1, 1983.

Series C Bonds

     "Series  C  Bonds" means the $206,000,000 Claiborne  County,
Mississippi Adjustable/Fixed Rate Pollution Control Revenue Bonds
(Middle  South  Energy,  Inc. Project)  Series  C,  dated  as  of
December 1, 1984.

Series 1998 Bonds

     "Series 1998 Bonds" means the bonds authorized to be issued under Section 2.02 of the Indenture.


                           ARTICLE II

           ACQUISITION AND COMPLETION OF THE PROJECT;
                     ISSUANCE OF THE BONDS


     SECTION 2.1. Acquisition and Completion of the Project.  The
Company   represents  that  the  acquisition,  installation   and
construction of the Project have been completed.

     SECTION 2.2. Issuance of Series 1998 Bonds; Additional Bonds. In order to provide funds to currently refund a portion of the Series A Bonds and all of the Series C Bonds, the Issuer agrees that it will initially issue and deliver the Series 1998 Bonds to the purchasers thereof at a price to be approved in advance by the Company and apply and deposit the proceeds thereof in accordance with the terms of the Indenture. The Indenture shall be satisfactory in form and substance to the Company and shall provide the manner in which, and the purposes for which, proceeds of Bonds may be used and invested.

     If no Event of Default shall have occurred and be continuing, the Issuer will authorize the sale of and use its best efforts to sell from time to time, to the extent permitted by law, Additional Bonds, in amounts specified by the Company and upon the terms and conditions provided in the Indenture, for any purpose permitted by the Indenture and the Act. The Issuer will deposit the proceeds of any such Additional Bonds with the Trustee in accordance with the terms of the Indenture.


                          ARTICLE III

             LOAN BY ISSUER; PROVISIONS FOR PAYMENT

     SECTION 3.1. Loan by Issuer. The Issuer hereby agrees to make the Loan to the Company for the purpose, in the case of the proceeds of the Series 1998 Bonds, of currently redeeming a portion of the Series A Bonds and all of the Series C Bonds within 90 days after the date of initial issuance of the Series 1998 Bonds. The Company hereby agrees to cause the proceeds of the Series 1998 Bonds to be applied exclusively to the foregoing purpose and to cause such Series A Bonds and Series C Bonds to be redeemed within 90 days after the date of initial issuance of the Series 1998 Bonds. In addition, the Company agrees to pay any and all amounts required in addition to the proceeds of the Series 1998 Bonds to currently redeem a portion of the Series A Bonds and all of the Series C Bonds.

     SECTION 3.2. Delivery of Notes by Company; Other Amounts Payable. In order to evidence the Loan and the repayment obligation of the Company, the Company shall execute and deliver for each series of Bonds a Note in a principal amount equal to the aggregate principal amount of, and having the same stated rate or rates of interest as, such series of Bonds. Each Note shall be dated the date of the initial issuance of, and mature on the same maturity date or dates as, the series of Bonds issued concurrently therewith.

     Pursuant to the Notes, the Company agrees to pay or cause to be paid to the Issuer, in immediately available funds, a sum equal to the aggregate principal amount of each series of Bonds issued under the Indenture, redemption premium, if any, and interest on the unpaid balances thereof at the rates payable by the Issuer on such Bonds at the times such principal, redemption premium, if any, and interest is payable by the Issuer irrespective of any original issue discount with respect to such Bonds. If, at the date any payment on such Bonds is due, there are any available moneys in the Bond Fund, such moneys shall be credited against said payment, first in respect of interest and then, to the extent of remaining moneys, in respect of principal.

     The Company shall also pay (a) the fees, charges and reasonable expenses of the Trustee and any paying agents under the Indenture, such fees, charges and reasonable expenses to be paid directly to the Trustee or paying agents for their respective accounts as and when such fees, charges and reasonable expenses become due and payable, (b) any expenses and costs incurred or to be incurred by virtue of the issuance and sale of the Bonds, (c) any expenses in connection with any redemption of the Bonds, (d) any expenses in connection with the redemption of the aforementioned Series A Bonds and the Series C Bonds and
(e) any amounts owed under the Rebate Agreement.

     SECTION 3.3. Obligation of the Company Unconditional. The obligation of the Company to make the payments as provided in this Agreement and the Notes and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional notwithstanding failure of the title to the Project or any part thereof, loss of title to (or the temporary use
of) the Project by virtue of the exercise by others of the power of eminent domain, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Mississippi or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section 3.3 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and, in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, but in no event shall the Company be entitled to reduce the amounts payable under the Notes and Section 3.2 hereof. The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request.

     SECTION 3.4. Assignment and Pledge of Payments and Rights Under the Notes and the Agreement. The Issuer shall assign and pledge to the Trustee as security under the Indenture all rights, title and interests of the Issuer in and to (a) the Notes and all payments thereunder and (b) this Agreement and all moneys receivable hereunder (except for payments under Sections 4.3 and 5.3 hereof). The Company assents to such assignment and hereby agrees that, as to the Trustee, its obligations to make such payments shall be absolute and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.


                           ARTICLE IV

                       SPECIAL COVENANTS

     SECTION 4.1. No Warranty of Suitability by the Issuer.   The
Issuer makes no warranty either express or implied as to the Project, including its suitability for the Company's purposes or needs.

     SECTION 4.2. Use of Project. The Issuer does hereby covenant and agree that it will not take any action, other than pursuant to the exercise of its rights under Section 5.2 of this Agreement, to prevent the Company from having possession and enjoyment of the Project during the term of this Agreement and will, at the request of the Company and at the Company's cost, reasonably cooperate with the Company in order that the Company may have possession and enjoyment of the Project. The Issuer hereby acknowledges that it shall have no rights to the use or possession of the Project. The Issuer hereby further acknowledges that the Project will not constitute any part of the security for the Bonds.

     SECTION 4.3. Indemnity Against Claims. The Company shall pay and discharge and shall indemnify and hold harmless the Issuer and the Trustee from (a) any lien or charge upon payments by the Company to the Issuer under the Notes or hereunder,
(b) any taxes, assessments, impositions and other charges upon payments by the Company to the Issuer under the Notes or hereunder and (c) any and all liability, damages, costs and expenses arising out of or resulting from the transactions contemplated by this Agreement and the Indenture or in any way related to the Project, including the reasonable fees and expenses of counsel. If any such lien or charge is sought to be imposed upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, or any such liability, damages, costs and expenses are sought to be imposed, the Issuer and/or the Trustee shall give prompt written notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

     SECTION 4.4. Inspection of the Project. The Company agrees that the Issuer and its duly authorized agents may at reasonable times enter upon the Project site and examine and inspect the Project and the books and records of the Company with respect to the Project.

     SECTION 4.5. The Company to Maintain Its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence in the State of Arkansas and qualification to do business in the State of Mississippi, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this
Section 4.5, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided that (i) both immediately prior to such consolidation or merger and after giving effect thereto, no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) shall have occurred and be continuing, (ii) in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and under the Notes and is a Mississippi corporation or is qualified to do business in the State of Mississippi as a foreign corporation and (iii) whether or not the Company is the surviving, resulting or transferee corporation, such consolidation or merger does not result in the loss of the exclusion from gross income for federal income tax purposes of interest on the outstanding Bonds.

     SECTION 4.6. Annual Statement. The Company agrees to have an annual audit made by its regular independent public accountants and within 180 days after the close of each fiscal year to furnish the Trustee and any Bondholder who may so request a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of such fiscal year and the results of operations of the Company and its consolidated subsidiaries, if any, for such fiscal year, accompanied by a certificate or opinion of said accountants. The requirements of the Company pursuant to this Section 4.6 may be satisfied by the submission to the Trustee and each Bondholder who may request such information of the Company's annual report to its shareholders, so long as the Company prepares such an annual report or its Annual Report on Form 10-K.

     SECTION 4.7. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

     SECTION 4.8. Maintenance of Project by Company. The Company agrees that during the term of this Agreement it will pay all costs of operating, maintaining and repairing the Project; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project and sell, trade-in, exchange or otherwise dispose of such removed portion without any responsibility or accountability to the Issuer, the Trustee or the Bondholders therefor.

     SECTION 4.9. Redemption or Purchase of Bonds. The Issuer shall take all steps then necessary under the applicable provisions of the Indenture and then applicable federal and state laws and regulations for the redemption or purchase of Bonds upon receipt by the Issuer and the Trustee from the Company of a written notice specifying:

     (a) the principal amount of Bonds to be redeemed or purchased and the section of the Indenture pursuant to which such Bonds are being redeemed or purchased;

     (b) the date of such redemption or purchase, which date, in the case of a redemption of Bonds, shall be at least forty-five
(45) days but not more than ninety (90) days subsequent to the receipt by the Trustee of such notice; and

     (c) in the case of a redemption of Bonds, directions to mail a notice of redemption pursuant to Section 3.04 of the Indenture.

     In the case of a purchase of Bonds, the written notice to the Trustee shall, if available moneys in the Bond Fund are insufficient to purchase the principal amount of Bonds specified in (a) above, be accompanied by a deposit into the Bond Fund of cash or Government Obligations sufficient, together with other moneys then available in the Bond Fund, to make the directed purchase of Bonds.

     SECTION 4.10. Tax Covenants. The Company covenants and agrees that it will not use or permit the use by any person of any of the funds provided by the Issuer hereunder or any other of its funds, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or this Agreement, in such manner as would, or enter into, or allow any "related person" (as defined in Section 103(b)(13) of the 1954
Code) to enter into, any arrangement, formal or informal, that would, or take or omit to take any other action that would, cause any Bond to be an "arbitrage bond" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds to the extent afforded under Section 103 of the 1954 Code. The Company acknowledges Section 6.02 of the Indenture and agrees to perform all duties imposed upon it by such Section including but not limited to its obligations under the Rebate Agreement. Insofar as said section imposes duties and responsibilities on the Company, it is specifically incorporated herein by reference. The Issuer and the Company mutually covenant and agree that neither of them shall take or authorize or permit any action to be taken, and have not taken or authorized or permitted any action to be taken, which has or would result in the interest on any Bonds theretofore issued under the Indenture being included in gross income of the holders thereof for federal income tax purposes. This covenant shall survive the termination of this Agreement.

     SECTION  4.11.  Ad  Valorem Taxes.   The  Project  shall  be
subject to assessment thereof for ad valorem taxes in the manner provided by law and the Company agrees to timely pay all such taxes.

     SECTION 4.12. Continuing Disclosure. It is understood, acknowledged and agreed that the Issuer shall have no responsibility for compliance with the continuing disclosure requirements set forth in Rule 15c-2-12 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date of this Agreement, and shall have no liability to the underwriters of the Bonds, the holders of the Bonds or any other person with respect to such disclosure matters. To the extent applicable to the Company, the Company agrees to comply fully with the continuing disclosure requirements of said Rule 15c-2-12.

     SECTION  4.13.   Series A Bonds and  Series  C  Bonds.   The
Company represents that the interest rates on the Series A Bonds and the Series C Bonds were converted to a fixed rate to maturity commencing December 1, 1988.

     SECTION 4.14. Assignment, Leasing and Selling. The Company's interest in this Agreement may be assigned in whole or in part, and the Project may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, without the consent of the Issuer or the Trustee, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 4.8 hereof) shall relieve the Company from primary liability for its obligations under Section 3.2 hereof to pay the payments required thereunder, or for any other of its obligations hereunder, other than those obligations relating to the operation, maintenance and insurance of the Project, which obligations (to the extent of the interest assigned, leased or sold and to the extent assumed by the assignee, lessee or purchaser) shall be deemed to be satisfied and discharged. Further, upon any such lease or sale, the Company shall comply with the requirements of Section 4.10 hereof, the 1954 Code and the Code and the regulations promulgated thereunder (including, without limitation, the taking of remedial action with respect to the Bonds) as the same may then be applicable.

     The  Company  shall,  within fifteen  (15)  days  after  the delivery  thereof, furnish to the Issuer and the Trustee  a  true
and   complete   copy  of  the  agreements  or  other   documents
effectuating any such assignment, lease or sale.

                           ARTICLE V

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION 5.1. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

     (a) Failure by the Company to pay when due the principal or redemption premium, if any, required to be paid in respect of the Bonds pursuant to the Notes, failure by the Company to pay an installment of interest required to be paid in respect of the Bonds pursuant to this Agreement and the Notes, after such interest has become due for a period of sixty (60) days, or the failure by the Company to pay within 30 days of the date due any other amounts required to be paid pursuant to this Agreement.

     (b) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in subsection
(a) of this Section 5.1, for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such period if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is remedied.

     (c) The expiration of a period of ninety (90) days following:

          (1) the adjudication of the Company as an involuntary bankrupt by any court of competent jurisdiction;

          (2) the entry of an order approving an involuntary petition seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America, or of any state thereof; or

          (3) the appointment in an involuntary proceeding of a trustee or a receiver of all or substantially all of the property of the Company;

unless during such period such adjudication, order or appointment of a trustee or receiver shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect.

     (d)   The  filing by the Company of a voluntary petition  in
bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property; the filing by the Company of a petition or answer seeking reorganization, adjustment, composition or arrangement under the federal bankruptcy laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by the Company of a petition to take advantage of any insolvency act.

     The foregoing provisions of Section 5.1(b) are subject to the limitation that, if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained other than those set forth in Sections 4.5 and 4.10 hereof, an Event of Default shall not be deemed to have occurred during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God;
strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of any state or any of their departments, agencies or officials or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy to the extent practicable with all reasonable dispatch the effects of any force majeure preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

     SECTION 5.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer may, in addition to any other remedy now or hereafter existing at law, in equity or by statute, take either or both of the following remedial steps:

     (a)   By  written  notice  to the Company,  the  Issuer  may
declare  all  amounts  payable  pursuant  to  the  Notes  to   be
immediately due and payable, whereupon the same shall become immediately due and payable.

     (b) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in (a) above then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

     Any  amounts collected pursuant to action taken  under  this
Section 5.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and the fees and expenses of the Issuer, the Trustee and the paying agents and all other amounts required to be paid under the Indenture and hereunder shall have been paid, to the Company.

     SECTION 5.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should breach any of the provisions of the Notes or this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

     SECTION 5.4. No Additional Waiver Implied by One Waiver. In the event any provision contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                           ARTICLE VI

                         MISCELLANEOUS

     SECTION 6.1. Term of this Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as all of the outstanding Bonds shall have been fully paid or provision made therefor in accordance with the provisions of the Indenture, whichever shall first occur, and the fees and expenses of the Issuer, the Trustee and any paying agents and all other amounts payable by the Company under this Agreement and the Notes shall have been paid.

     SECTION 6.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, at 1306 Walter Sillers Building, 550 High Street, Jackson, Mississippi 39205, Attention: Executive Director; if to the Company, at 639 Loyola Avenue, New Orleans, Louisiana 70113;
Attention: Treasurer; and if to the Trustee, at Tower Marc Plaza, 10161 Centurion Parkway, Jacksonville, Florida 32256,
Attention: Corporate Trust Division. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 6.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Section 4.5 hereof.

     SECTION 6.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not inval idate or render unenforceable any other provision hereof.

     SECTION 6.5. Amounts Remaining in the Bond Fund. Any amounts remaining in the Bond Fund upon termination of this Agreement shall, to the extent provided by Section 5.08 of the Indenture, belong to and be paid to the Company by the Trustee.

     SECTION 6.6. Amendments. This Agreement may not be effectively terminated except in accordance with the provisions hereof and may not be effectively amended except by a written agreement in accordance with Article XI of the Indenture and signed by the parties hereto.

     SECTION 6.7. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 6.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi.

     SECTION 6.9. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     SECTION 6.10. Other Financing. Notwithstanding anything in this Agreement to the contrary, the Issuer and the Company may hereafter enter into agreements to provide for the financing or refinancing of costs of the Project or any portion thereof in lieu of or in addition to the provisions herein for Additional Bonds.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                   MISSISSIPPI BUSINESS FINANCE
                                   CORPORATION

                                   By
                                     Executive Director
ATTEST:


Secretary

                                   SYSTEM ENERGY RESOURCES, INC.
(SEAL)
                                   By
                                     Vice President and Treasurer

ATTEST:


Assistant Secretary

STATE OF LOUISIANA

PARISH OF ORLEANS

     Personally appeared before me, the undersigned authority in and for the said parish and state, on this 3rd day of November, 1998, within my jurisdiction, the within named William T. Barry and James Vernon Smith, Sr., who acknowledged that they are the Executive Director and Secretary of the Mississippi Business Finance Corporation, and that in said representative capacities they executed the above and foregoing instrument, after first having been duly authorized so to do.


                                   Notary Public
My Commission Expires:

STATE OF LOUISIANA

PARISH OF ORLEANS

     Personally appeared before me, the undersigned authority  in
and  for the said parish and state, on this               day  of
November,  1998, within my jurisdiction, the within named  Steven
C. McNeal and Christopher T. Screen, who acknowledged that they are the Vice President and Treasurer and Assistant Secretary of System Energy Resources, Inc., an Arkansas corporation, and that for and on behalf of the said corporation and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.


                                   Notary Public
My Commission Expires:

                                                        EXHIBIT A

                 SYSTEM ENERGY RESOURCES, INC.
                        PROMISSORY NOTE

$                                                          [DATE]


     SYSTEM ENERGY RESOURCES, INC., a corporation organized and existing under the laws of the State of Arkansas (the "Company"), acknowledges itself indebted and for value received hereby promises to pay to the order of the Mississippi Business Finance Corporation (the "Issuer"), and its successors and assigns, the
principal                         sum                          of
Dollars  ($                     ) together with interest  on  the
unpaid principal balance thereof from the date hereof until the Company's obligation with respect to the payment of such sum shall be discharged at the rate borne by the Bonds referred to below. As additional interest hereon there shall be payable, and the Company promises to pay when due, amounts which shall equal the redemption premium, if any, due on such Bonds in connection with the redemption thereof.

     This Note is issued to evidence the Loan (as defined in the Agreement hereinafter referred to) of the Issuer to the Company and the obligation of the Company to repay the same and shall be governed by and be payable in accordance with the terms and conditions of a loan agreement (the "Agreement") by and between the Issuer and the Company, dated as of October 15, 1998, pursuant to which the Issuer has loaned to the Company the proceeds of the sale of the Issuer's $ Pollution Control Revenue Refunding Bonds (System Energy
Resources,  Inc. Project) Series       (the "Bonds").  Additional
similar Notes may be issued by the Company as provided in the Agreement. This Note (together with the Agreement) has been assigned to The Bank of New York Trust Company of Florida, N.A. (the "Trustee"), acting pursuant to a trust indenture, dated as of October 15, 1998 (the "Indenture") by and between the Issuer and the Trustee, and may not be assigned by the Trustee except to a successor Trustee pursuant to the terms of the Indenture. Such assignment is made as security for the Bonds, and any other bonds which are or may at any time be issued and outstanding under the Indenture. The Bonds are dated and bear interest in accordance with the provisions of the Indenture, payable on
and                                 in   each   year   commencing
at the rate of                             percent (       %) per
annum,  and  mature on                        .   The  Bonds  are
subject to redemption prior to maturity as provided therein.

     Subject to the provisions of the Agreement, payments hereon are to be made by paying to the Trustee, as assignee of the Issuer, in funds which will be immediately available on the date payment is due, amounts which, and at or before times which, shall correspond to the payments with respect to the principal of and redemption premium, if any, and interest on the Bonds whenever and in whatever manner the same shall become due, whether at stated maturity, upon redemption or declaration or otherwise. If at the date any payments on the Bonds are due there are any available moneys in the Bond Fund established under the Indenture, such moneys shall be credited against the payment then due hereunder, first in respect of interest and then, to the extent of remaining moneys, in respect of principal. Upon the occurrence of an Event of Default, as defined in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement.

     Neither   the  officers  of  the  Company  nor  any  persons
executing this Note shall be liable personally or shall be subject to any personal liability or accountability by reason of the issuance hereof.

     IN WITNESS WHEREOF, System Energy Resources, Inc. has caused this Note to be executed in its corporate name and on its behalf by its President, its Treasurer or a Vice President by his or her manual signature, and its corporate seal to be impressed hereon and attested by the manual signature of its Secretary or an Assistant Secretary, all as of the date first above written.

                                   SYSTEM ENERGY RESOURCES, INC.
(SEAL)
                                   By

                                   Title
ATTEST:

By

Title


                           ASSIGNMENT


     Pay to the order of The Bank of New York Trust Company of Florida, N.A., as assignee of the Mississippi Business Finance Corporation, under the Trust Indenture, dated as of October 15, 1998, between the Mississippi Business Finance Corporation and The Bank of New York Trust Company of Florida, N.A., as Trustee, securing the payment of Mississippi Business Finance Corporation Pollution Control Revenue Refunding Bonds (System Energy
Resources,   Inc.  Project)  Series         ,  in  the   original
principal amount of $                     .

Dated:

                                   MISSISSIPPI BUSINESS FINANCE
                                   CORPORATION

                                   By
                                     Executive Director